Exhibit 99.1

Highlights of Third-Quarter Results for Cingular Wireless

■	Normalized OIBDA margin of 31.6 percent for the quarter, a 270-basis-point sequential improvement

■	Gross subscriber additions of 4.4 million and net subscriber additions of 867 thousand; 52.3 million cellular/PCS subscribers at quarter’s end

■	Data ARPU grows to $4.33, a sequential improvement of 4.1 percent

■	Continued strength in enterprise services, with more than 700 new high-end service contracts in the quarter

■	UMTS/HSDPA roll-out on track

■	Merger initiatives on or ahead of schedule

■	Continued progress in transitioning subscribers to GSM, with 93 percent of minutes now on Cingular’s GSM network
FOR RELEASE WEDNESDAY, OCTOBER 19, 2005

ATLANTA — Cingular Wireless, which is a joint venture between SBC Communications Inc. (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), today reported solid third-quarter results driven by expanded margins, progress on merger initiatives, growth of data ARPU, and continued strength in enterprise services.
     For the quarter, the nation’s largest wireless provider had OIBDA margins, normalized to exclude merger-related integration costs and costs associated with Hurricanes Katrina and Rita, of 31.6 percent, which represents a sequential improvement of 270 basis points. (OIBDA margin is operating income (loss) before depreciation and amortization, divided by total service revenues.) For the first time since its acquisition of AT&T Wireless, Cingular’s OIBDA margins were higher than in the comparable quarter in the prior year.
     This strong showing in margins was in part the result of the company’s continued progress in its merger integration initiatives, which are on or ahead of schedule. For example, by the end of the year Cingular will have integrated its own and former AT&T Wireless GSM networks in 30 markets, created a single TDMA network in all its markets, and turned off the CDPD network.
     Cingular’s data ARPU improved 4.1 percent sequentially to $4.33, and the company’s Business Markets Group signed up more than 700 new high-end service contracts in the quarter.
     Gross subscriber additions continued to be strong at 4.4 million. Net additions were 867 thousand, which was 7.3 percent higher than pro forma net additions in the year-ago third quarter. Postpaid net additions were up by 56 percent compared to the year-ago third quarter. (Pro forma results reflect the acquisition of AT&T Wireless, plus related acquisitions and dispositions, as if they had occurred on January 1, 2003.) Cingular ended the third quarter of 2005 with 52.3 million cellular/PCS subscribers.

     Monthly subscriber churn was 2.3 percent, which was a sequential increase of 10 basis points, and post-paid churn was 2.0 percent, which was a sequential increase of 20 basis points. Churn results reflect seasonal patterns and a relatively high number of contract expirations in the quarter, the company noted.
     “Next Wednesday, October 26, marks the first anniversary of Cingular’s life as the largest wireless company in the United States, and our third-quarter results show once again that we are making solid progress delivering on the promise of the merger,” said Stan Sigman, Cingular’s president and chief executive officer.
     “I am pleased with our continued improvement in margins, with the performance of our enterprise business, and with our steady stream of new and innovative offers for consumers. Though we of course have not yet realized all the benefits of the merger, we are already ahead of where we planned to be on the journey. In just a year we have added nearly 5 million customers, significantly boosted our margins, improved churn, and delivered positive financial performance.
     “Several members of Cingular’s senior team took a very different journey last month to Louisiana, Alabama, Mississippi, and Texas to view first-hand the effects of Hurricanes Katrina and Rita. We saw destruction and devastation that go far beyond what anyone ever wants to see. We also watched with awe and gratitude the work of the people of Cingular to restore our service and facilities and to help their colleagues and communities in need. These are the men and women who every day are transforming the country’s biggest wireless company into the best,” Sigman said.
Strong gross additions and continued retention of former AT&T Wireless customers
     Cingular’s “more bars in more places” (SM) and ALLOVER (SM) network messages continue to resonate with our customers as well as with the customers of our competitors, driving Cingular’s strong showing in gross subscriber additions. In addition, the company continued to transition its customer base to GSM and move former AT&T Wireless customers to Cingular plans
     During the third quarter, 82 percent of Cingular’s subscriber base was GSM-equipped, up from 78 percent in the second quarter of 2005. More than 6 percent of Cingular’s customer base upgraded handsets during the quarter — almost entirely onto GSM.
     Cingular has now converted nearly 6 million former AT&T Wireless subscribers to new Cingular plans as customers continued to respond positively to Cingular’s broad network coverage and innovative products and services.
     Cingular operates the nation’s largest digital voice and data network, and 93 percent of the company’s total minutes are now carried on its GSM network. GSM is the world’s most widely used wireless technology. Through roaming alliances with other GSM-based providers around the world, Cingular provides the largest global presence of any U.S. wireless carrier, with coverage in nearly 180 countries.

Financial Results

■	In the third quarter, Cingular’s revenues were $8.7 billion, which is an improvement of 6.2 percent over pro forma revenue of $8.2 billion during the year-ago third quarter and up 1.6 percent versus the second quarter of this year. (Revenues were reduced in the quarter by $31 million in credits given to Cingular customers in areas affected by Hurricanes Katrina and Rita.)

■	Average revenue per user (ARPU) in the quarter was $49.65, which was down 5.2 percent from pro forma ARPU in the year-ago third quarter. ARPU continued to be adversely affected primarily by the transition of customers to lower-priced GSM plans, the ongoing popularity of FamilyTalk® plans, and the impact of Rollover (SM) plans, though these impacts were partially offset by a continued increase in data ARPU. (Adjusted for hurricane-related customer credits, ARPU would have been 20 cents higher at $49.85 and the year-over-year decline would have been 4.8 percent.)

■	ARPU from data services continued its strong growth in the third quarter, increasing 4.1 percent to $4.33 compared to $4.16 in the second quarter of this year. This growth was spurred by the ever-increasing popularity of text messaging, mobile instant messaging, mobile e-mail, downloadable ringtones, games, photo messaging and media bundles. In the third quarter, Cingular had 22 million active data customers, and delivered 5.2 billion text messages and 60 million multi-media messages.

■	Cingular’s reported third-quarter operating expenses were $8.1 billion. These included merger-related integration costs of $241 million and expenses of $96 million in connection with Hurricanes Katrina and Rita. Merger- and hurricane-related expenses reduced Cingular’s OIBDA by $245 million. In addition, operating expenses included $396 million in non-cash amortization of intangibles that were acquired as part of the merger with AT&T Wireless.

■	Reported OIBDA margin was 28.5 percent for the third quarter. Normalized to exclude merger-related integration costs and hurricane-related expenses, OIBDA margin was 31.6 percent — a sequential improvement of 270 basis points.

■	Reported operating income was $657 million, a sequential increase of 30 percent. Normalized to exclude merger-related integration costs and hurricane-related expenses, operating income for the third quarter was $994 million, a sequential increase of 40 percent.

■	Reported net income was $222 million compared to $147 million in the second quarter. Normalized to exclude merger-related integration costs and hurricane-related expenses, net income increased to $504 million compared to $317 million in the second quarter.

Third-quarter highlights and initiatives

■	Cingular’s Business Markets Group continued to introduce innovative new products, services, and alliances. These included, among many others, the EDGE-powered Nokia 9300, which comes with popular BlackBerry ® wireless services, and an alliance with Dell to bring Cingular’s 3G wireless broadband technology to Dell’s notebook computers.

■	In addition, the Business Markets Group also signed more than 700 new high-end service contracts during the quarter, including such business and government accounts as Xcel Energy, California Teachers Association, United States Marine Corps — Camp Lejeune, Conmed Corp., U.S. Navy Air Command, Hillsborough County, Fla., Sheriff’s Department, The Sports Authority, Flying J, Inc., and Sealy.

■	With Apple ® and Motorola, Cingular launched the first wireless phone with iTunes ®, enabling music lovers to transfer their favorite songs to their mobile phone.

■	The company announced a 10-year distribution agreement with RadioShack Corp. that will give Cingular more than 5,000 new sales outlets across the United States.

■	Cingular is still on track to launch UMTS/HSDPA in 15-20 markets by the end of 2005. UMTS with HSDPA provides superior speeds for data and video services, and it delivers outstanding operating efficiencies, using the same spectrum and infrastructure for voice and data. The cities of Dallas, Phoenix, and Seattle have already been upgraded to HSDPA.
Conference Call with Investment Community
     Cingular will hold a conference call with the investment community beginning at 10:00 a.m. (ET) today. During the call, we will discuss our operational and financial results for the quarter.
     The conference call will be webcast and archived on our website at www.cingular.com/investor for 30 days, as well as on the websites of SBC Communications Inc. and BellSouth Corporation. Our third-quarter news release and downloadable financial statements are also available on that website.
     Dial-in information for the conference call is as follows:

Domestic:	866-406-3487
International:	630-691-2771

Replay:	877-213-9653
(Domestic)
Replay:	630-652-3041
(International)
Passcode:	12765500
Replays will be available for five days.
* * *

About Cingular Wireless
     Cingular Wireless is the largest wireless carrier in the United States, serving 52.3 million customers. Cingular, a joint venture between SBC Communications Inc. (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), has the largest digital voice and data network in the nation — the ALLOVER (SM) network — and the largest mobile-to-mobile community of any national wireless carrier. Cingular is the only U.S. wireless carrier to offer Rollover (SM), the wireless plan that lets customers keep their unused monthly minutes. Details of the company are available at http://www.cingular.com. Get Cingular Wireless press releases e-mailed to you automatically. Sign up at http://www.cingular.com/newsroom.
FORWARD-LOOKING INFORMATION
     In addition to historical information, this document and the conference call referred to above may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include:
—	the pervasive and intensifying competition in all markets where Cingular operates;

—	failure to quickly realize capital and expense synergies from the acquisition of AT&T Wireless as a result of technical, logistical, regulatory and other factors;

—	delays or inability of vendors to deliver hardware, software, handsets or network equipment;

—	problems associated with the transition of Cingular’s network to higher-speed technologies;

—	slow growth of Cingular’s data services due to lack of popular applications, terminal equipment, advanced technology and other factors;

—	sluggish economic and employment conditions in the markets Cingular serves;

—	the final outcome of FCC proceedings, including rulemakings, and judicial review, if any, of such proceedings;

—	enactment of additional state and federal laws, regulations and requirements pertaining to Cingular’s operations; and

—	the outcome of pending or threatened complaints and litigation.
     Such forward-looking information is given as of this date only, and Cingular assumes no duty to update this information.

Cingular Wireless LLC Income Statement — amounts in millions (unaudited)

	Quarter Ended			Year to Date
	9/30/2005	9/30/2004	% Change	9/30/2005	9/30/2004	% Change
	(Restated)			(Restated)
Operating revenues:
Service revenues	$7,721	$3,873	99.4%	$22,859	$11,289	102.5%
Equipment sales	1,025	419	144.6%	2,725	1,157	135.5%

Total operating revenues	8,746	4,292	103.8%	25,584	12,446	105.6%

Operating expenses:
Cost of services	2,464	1,107	122.6%	6,901	3,045	126.6%
Cost of equipment sales	1,203	585	105.6%	3,728	1,627	129.1%
Selling, general and administrative	2,881	1,567	83.9%	8,835	4,402	100.7%
Depreciation and amortization	1,541	573	168.9%	4,845	1,691	186.5%

Total operating expenses	8,089	3,832	111.1%	24,309	10,765	125.8%

Operating income (loss)	657	460	42.8%	1,275	1,681	(24.2%)
Interest expense	304	200	52.0%	968	597	62.1%
Minority interest expense	38	20	90.0%	95	88	8.0%
Equity in net income (loss) of affiliates	1	(98)	NM	4	(301)	NM
Other income (expense), net	10	—	NM	63	5	NM

Income (loss) before income tax and cum. effect of acctng. chg.	326	142	129.6%	279	700	(60.1%)
Provision (benefit) for income taxes	104	—	NM	150	4	NM

Income (loss) before cumulative effect of accounting change	222	142	56.3%	129	696	(81.5%)

Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Quarter Ended				Year to Date
	9/30/2005	9/30/2004	% Change		9/30/2005	9/30/2004	% Change
(Amounts in millions, except customer data in 000s)		(Restated)				(Restated)
OIBDA [1]	$2,198	$1,033	112.8%		$6,120	$3,372	81.5%
OIBDA margin [2]	28.5%	26.7%	180	BP	26.8%	29.9%	-310	BP
Total Cellular/PCS Customers [3]	52,292	25,672	103.7%		52,292	25,672	103.7%
Net Customer Additions — Cellular/PCS	867	657	32.0%		3,186	1,639	94.4%
M&A Activity, Partitioned Customers and/or Other Adjs.	(17)	(29)			(26)	6
Churn — Cellular/PCS [4]	2.3%	2.8%	-50	BP	2.2%	2.7%	-50	BP
ARPU — Cellular/PCS [5]	$49.65	$50.25	(1.2%)		$49.92	$49.78	0.3%
Minutes Of Use Per Cellular/PCS Subscriber [6]	727	598	21.6%		692	565	22.5%
Licensed POPs — Cellular/PCS [7]	294	243			294	243
Penetration — Cellular/PCS [8]	18.3%	11.4%			18.3%	11.4%
Capital Expenditures [9]	1,346	634	112.3%		4,505	1,751	157.3%
Reconciliations of Non-GAAP Financial Measures to GAAP Financial Measures — amounts in millions (unaudited)

	Quarter Ended			Year to Date
	9/30/2005	9/30/2004	% Change	9/30/2005	9/30/2004	% Change
		(Restated)			(Restated)
Income (loss) before cumulative effect of accounting change	222	142	56.3%	129	696	(81.5%)
Plus: Interest expense	304	200	52.0%	968	597	62.1%
Plus: Minority interest expense	38	20	90.0%	95	88	8.0%
Plus: Equity in net loss of affiliates	(1)	98	NM	(4)	301	NM
Plus: Other, net	(10)	—	NM	(63)	(5)	NM
Plus: Provision (benefit) for income taxes	104	—	NM	150	4	NM

Operating income (loss)	657	460	42.8%	1,275	1,681	(24.2%)
Plus: Depreciation and amortization	1,541	573	168.9%	4,845	1,691	186.5%

OIBDA [1]	$2,198	$1,033	112.8%	$6,120	$3,372	81.5%

NM — Not Meaningful

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture’s previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.

Notes:

[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income:

(1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

[6]	Total Minutes Of Use Per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.

[7]	Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.

[8]	Penetration calculation for 3Q05 is based on licensed “operational” POP’s of 286 million.

[9]	Capital expenditures reflect GAAP disclosure and accordingly do not include cash/capital contributed to our previous joint ventures with T-Mobile and AT&T Wireless (pre-merger).

Cingular Wireless LLC
Normalized Earnings Summary and Reconciliation to Reported Results
(amounts in millions)
Quarter Ended September 30, 2005

		Normalized Items
		Integration	Hurricane
	GAAP	Costs (1)	Costs (2)	Normalized
Operating revenues:
Service revenues	$7,721	$0	$0	$7,721
Equipment sales	1,025	—	—	1,025

Total operating revenues	8,746	—	—	8,746

Operating expenses:
Cost of services	2,464	(101)	(78)	2,285
Cost of equipment sales	1,203	—	—	1,203
Selling, general and administrative	2,881	(48)	(18)	2,815
Depreciation and amortization *	1,541	(92)	—	1,449

Total operating expenses	8,089	(241)	(96)	7,752

Operating income (loss)	657	241	96	994
Interest expense	304	—	—	304
Minority interest expense	38	—	—	38
Equity in net income (loss) of affiliates	1	—	—	1
Other income (expense), net	10	—	—	10

Income (loss) before income tax and cum. effect of acctng. chg.	326	241	96	663

Provision (benefit) for income taxes	104	39	16	159

Income (loss) before cumulative effect of accounting change	222	202	80	504

Year to Date — September 30, 2005

		Normalized Item	Normalized Item
		Integration	Hurricane
	GAAP	Costs (1)	Costs (2)	Normalized
Operating revenues:
Service revenues	$22,859	$0	$0	$22,859
Equipment sales	2,725	—	—	2,725

Total operating revenues	25,584	—	—	25,584

Operating expenses:
Cost of services	6,901	(123)	(78)	6,700
Cost of equipment sales	3,728	—	—	3,728
Selling, general and administrative	8,835	(226)	(18)	8,591
Depreciation and amortization *	4,845	(201)	—	4,644

Total operating expenses	24,309	(550)	(96)	23,663

Operating income (loss)	1,275	550	96	1,921
Interest expense	968	—	—	968
Minority interest expense	95	—	—	95
Equity in net income (loss) of affiliates	4	—	—	4
Other income (expense), net	63	—	—	63

Income (loss) before income tax and cum. effect of acctng. chg.	279	550	96	925

Provision (benefit) for income taxes	150	90	16	256

Income (loss) before cumulative effect of accounting change	129	460	80	669

Notes to Normalized Financial Data

*	Results for the quarter ended September 30, 2005, include a reduction for depreciation and amortization for prior quarters of $51 million ($43 million net income impact), in connection with valuation adjustments recorded in the third quarter to assets acquired in the AT&T Wireless acquisition. The valuation adjustments to the AT&T Wireless assets were the result of integration plans approved in 2005. Of the $51 million reduction in depreciation and amortization expenses, $12 million ($10 million net income) relates to the fourth quarter of 2004. The impacts are not included in our normalized integration costs.

On a YTD basis, depreciation true-ups (i.e. reduction to depreciation expense) associated with valuation and other purchase price allocation changes to PP&E acquired from AT&T Wireless include $35 million ($29 million net income) of impacts related to the fourth quarter of 2004.

Our normalized earnings have been adjusted for the following:

(1)	Tax-effected integration costs resulting from the Cingular acquisition of AT&T Wireless.

(2)	Tax-effected operating costs resulting from hurricanes Katrina and Rita. Approximately $31M in customer bill credits issued to customers affected by hurricanes Katrina and Rita have not been normalized. If such customer bill credits had been normalized, ARPU would have increased to $49.85 (from $49.65) and the normalized OIBDA margin for the third quarter of 2005 would have increased to 31.9% (from 31.6%).

Cingular Wireless LLC Income Statement, Normalized — amounts in millions (unaudited)

		Quarter Ended			Year to Date
	9/30/2005	9/30/2004	% Change	9/30/2005	9/30/2004	% Change
	(Normalized)	(Normalized)		(Normalized)	(Normalized)
		(Restated)			(Restated)
Operating revenues:
Service revenues	$7,721	$3,873	99.4%	$22,859	$11,289	102.5%
Equipment sales	1,025	419	144.6%	2,725	1,157	135.5%

Total operating revenues	8,746	4,292	103.8%	25,584	12,446	105.6%

Operating expenses:
Cost of services	2,285	1,106	106.6%	6,700	3,044	120.1%
Cost of equipment sales	1,203	585	105.6%	3,728	1,627	129.1%
Selling, general and administrative	2,815	1,525	84.6%	8,591	4,360	97.0%
Depreciation and amortization	1,449	573	152.9%	4,644	1,691	174.6%

Total operating expenses	7,752	3,789	104.6%	23,663	10,722	120.7%

Operating income (loss)	994	503	97.6%	1,921	1,724	11.4%
Interest expense	304	200	52.0%	968	597	62.1%
Minority interest expense	38	20	90.0%	95	88	8.0%
Equity in net income (loss) of affiliates	1	(98)	NM	4	(301)	NM
Other income (expense), net	10	—	NM	63	5	NM

Income (loss) before income tax and cum. effect of acctng. chg.	663	185	258.4%	925	743	24.5%
Provision (benefit) for income taxes	159	—	NM	256	4	NM

Income (loss) before cumulative effect of accounting change	504	185	172.4%	669	739	(9.5%)

Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Quarter Ended			Year to Date
	9/30/2005	9/30/2004	% Change	9/30/2005	9/30/2004	% Change
	(Normalized)	(Normalized)		(Normalized)	(Normalized)
(Amounts in millions, except customer data in 000s)		(Restated)			(Restated)
OIBDA — normalized [1]	$2,443	$1,076	127.0%	$6,565	$3,415	92.2%
OIBDA margin — normalized [2]	31.6%	27.8%	380 BP	28.7%	30.3%	-160 BP

Total Cellular/PCS Customers [3] **	52,292	25,672	103.7%	52,292	25,672	103.7%

Net Customer Additions — Cellular/PCS **	867	657	32.0%	3,186	1,639	94.4%
M&A Activity, Partitioned Customers and/or Other Adjs. **	(17)	(29)		(26)	6
Churn — Cellular/PCS [4] **	2.3%	2.8%	-50 BP	2.2%	2.7%	-50 BP
ARPU — Cellular/PCS [5] **	$49.65	$50.25	(1.2%)	$49.92	$49.78	0.3%
Minutes Of Use Per Cellular/PCS Subscriber [6] **	727	598	21.6%	692	565	22.5%
Licensed POPs — Cellular/PCS 7 **	294	243		294	243
Penetration — Cellular/PCS 8 **	18.3%	11.4%		18.3%	11.4%
Capital Expenditures 9 **	1,346	634	112.3%	4,505	1,751	157.3%
Reconciliations of Non-GAAP Financial Measures to GAAP Financial Measures — amounts in millions (unaudited)

	Quarter Ended			Year To Date
	9/30/2005	9/30/2004	% Change	9/30/2005	9/30/2004	% Change
	(Normalized)	(Normalized)		(Normalized)	(Normalized)
		(Restated)			(Restated)
Income (loss) before cumulative effect of accounting change	504	185	172.4%	669	739	(9.5%)
Plus: Interest expense	304	200	52.0%	968	597	62.1%
Plus: Minority interest expense	38	20	90.0%	95	88	8.0%
Plus: Equity in net loss of affiliates	(1)	98	-101.0%	(4)	301	-101.3%
Plus: Other, net	(10)	—	NM	(63)	(5)	NM
Plus: Provision (benefit) for income taxes	159	—	NM	256	4	NM

Operating income (loss)	994	503	97.6%	1,921	1,724	11.4%
Plus: Depreciation and amortization	1,449	573	152.9%	4,644	1,691	174.6%

OIBDA — normalized [1]	$2,443	$1,076	127.0%	$6,565	$3,415	92.2%
OIBDA margin [2]	28.5%	26.7%	180 BP	26.8%	29.9%	-310 BP
Plus: OIBDA margin, merger integration and hurricane expenses	3.1%	1.1%	200 BP	1.9%	0.4%	150 BP
OIBDA margin — normalized	31.6%	27.8%	380 BP	28.7%	30.3%	-160 BP

NM — Not Meaningful

**	Metrics and calculations are not impacted by the 3Q05 and YTD 2005 normalization of merger integration and hurricane costs.

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture’s previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.

Notes:

[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income:

(1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

[6]	Total Minutes Of Use Per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.

[7]	Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.

[8]	Penetration calculation for 3Q05 is based on licensed “operational” POP’s of 286 million.

[9]	Capital expenditures reflect GAAP disclosure and accordingly do not include cash/capital contributed to our previous joint ventures with T-Mobile and AT&T Wireless (pre-merger).

Cingular Wireless LLC Income Statement — amounts in millions (unaudited)
	Full Year
	2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005

Operating revenues:	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Revised)

Service revenues	$13,922	$3,414	$3,643	$3,701	$3,559	$3,583	$3,833	$3,873	$6,313	$7,419	$7,719	$7,721
Equipment sales	981	244	255	383	378	384	354	419	806	810	890	1,025

Total operating revenues	14,903	3,658	3,898	4,084	3,937	3,967	4,187	4,292	7,119	8,229	8,609	8,746

Operating expenses:
Cost of services	3,594	849	921	1,035	970	955	983	1,107	1,692	2,144	2,293	2,464
Cost of equipment sales	1,535	396	451	606	578	537	505	585	1,247	1,295	1,230	1,203
Selling, general and administrative	5,429	1,218	1,271	1,442	1,497	1,372	1,463	1,567	2,947	3,001	2,953	2,881
Depreciation and amortization	1,849	488	508	521	572	553	565	573	1,386	1,675	1,629	1,541

Total operating expenses	12,407	2,951	3,151	3,604	3,617	3,417	3,516	3,832	7,272	8,115	8,105	8,089

Operating income (loss)	2,496	707	747	480	320	550	671	460	(153)	114	504	657

Interest expense	911	225	230	197	204	198	199	200	303	338	326	304

Minority interest expense	123	24	35	25	17	27	41	20	(2)	16	41	38

Equity in net income (loss) of affiliates	(274)	(74)	(78)	(90)	(91)	(108)	(95)	(98)	(114)	2	1	1

Other income (expense), net	29	26	7	4	4	4	1	—	11	20	33	10

Income (loss) before income tax and cum. effect of acctng. chg.	1,217	410	411	172	12	221	337	142	(557)	(218)	171	326

Provision (benefit) for income taxes	12	2	12	6	8	6	(2)	—	(62)	22	24	104

Income (loss) before cumulative effect of accounting change	1,205	408	399	166	4	215	339	142	(495)	(240)	147	222

Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s
	Full Year
	2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005

	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Revised)
OIBDA [1]	$4,345	$1,195	$1,255	$1,001	$892	$1,103	$1,236	$1,033	$1,233	$1,789	$2,133	$2,198
OIBDA margin [2]	31.2%	35.0%	34.4%	27.0%	25.1%	30.8%	32.2%	26.7%	19.5%	24.1%	27.6%	28.5%
Integration and Hurricane Costs	$0	$0	$0	$0	$0	$0	$0	$43	$245	$105	$204	$337
OIBDA — normalized	$4,345	$1,195	$1,255	$1,001	$892	$1,103	$1,236	$1,076	$1,478	$1,894	$2,228	$2,443
OIBDA margin — normalized	31.2%	35.0%	34.4%	27.0%	25.1%	30.8%	32.2%	27.8%	23.4%	25.5%	28.9%	31.6%
Total Cellular/PCS Customers [3]	21,925	22,114	22,640	23,385	24,027	24,618	25,044	25,672	49,132	50,350	51,442	52,292
Net Customer Additions — Cellular/PCS	359	189	540	745	642	554	428	657	1,699	1,367	952	867
M&A Activity, Partitioned Customers and/or Other Adjs.	(32)	0	(14)	0	0	37	(2)	(29)	21,761	(149)	140	(17)
Churn — Cellular/PCS [4]	2.8%	2.6%	2.5%	2.8%	2.8%	2.7%	2.7%	2.8%	2.6%	2.2%	2.2%	2.3%
ARPU — Cellular/PCS [5]	$52.14	$51.07	$53.47	$52.80	$49.38	$48.30	$50.75	$50.25	$49.51	$49.60	$50.51	$49.65
Minutes Of Use Per Cellular/PCS Subscriber [6]	423	441	485	500	515	527	568	598	617	643	705	727
Licensed POPs — Cellular/PCS [7]	219	235	236	236	236	240	243	243	291	293	294	294
Penetration — Cellular/PCS [8]	10.1%	10.0%	10.2%	10.6%	10.8%	10.9%	11.1%	11.4%	17.2%	17.7%	18.0%	18.3%
Total Cingular Interactive Customers	817	835	788	788	789	768	735	653	NA	NA	NA	NA
Net Customer Additions — Cingular Interactive	84	18	(47)	0	1	(21)	(33)	(82)	NA	NA	NA	NA
Capital Expenditures [9]	3,085	327	668	773	966	334	783	634	1,698	971	2,188	1,346

Reconciliations of Non-GAAP Financial Measures to GAAP Financial Measures — amounts in millions (unaudited)
	Full Year
	2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Revised)
Income (loss) before cumulative effect of accounting change	1,205	408	399	166	4	215	339	142	(495)	(240)	147	222
Plus: Interest expense	911	225	230	197	204	198	199	200	303	338	326	304
Plus: Minority interest expense	123	24	35	25	17	27	41	20	(2)	16	41	38
Plus: Equity in net loss of affiliates	274	74	78	90	91	108	95	98	114	(2)	(1)	(1)
Plus: Other, net	(29)	(26)	(7)	(4)	(4)	(4)	(1)	0	(11)	(20)	(33)	(10)
Plus: Provision (benefit) for income taxes	12	2	12	6	8	6	(2)	0	(62)	22	24	104

Operating income (loss)	2,496	707	747	480	320	550	671	460	(153)	114	504	657
Plus: Depreciation and amortization	1,849	488	508	521	572	553	565	573	1,386	1,675	1,629	1,541

OIBDA [1]	$4,345	$1,195	$1,255	$1,001	$892	$1,103	$1,236	$1,033	$1,233	$1,789	$2,133	$2,198
Plus: Integration costs (excluding depreciation and amortization)	0	0	0	0	0	0	0	43	245	105	95	149
Plus: Hurricane costs (excluding depreciation and amortization)	0	0	0	0	0	0	0	0	0	0	0	96

OIBDA — normalized [1]	$4,345	$1,195	$1,255	$1,001	$892	$1,103	$1,236	$1,076	$1,478	$1,894	$2,228	$2,443

Service revenues	13,922	3,414	3,643	3,701	3,559	3,583	3,833	3,873	6,313	7,419	7,719	7,721
Less: Mobitex data revenues	189	55	53	54	58	58	59	54	36	18	20	18

Service revenues used to calculate ARPU	$13,733	$3,359	$3,590	$3,647	$3,501	$3,525	$3,774	$3,819	$6,277	$7,401	$7,699	$7,703

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture’s previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.
In 2003, to be consistent with industry practices, historical consolidated statements of income for all periods presented were reclassified to reflect billings to our customers for the Universal Service Fund (USF) and other regulatory fees as operating revenues and the costs related to payments into the associated regulatory funds as operating expenses. Similar reclassifications have also been made to 2003 and 2004 historical results for certain gross receipts taxes and other fees which are billed to our customers. Operating income and net income for all periods were unaffected.
Notes:

[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

[6]	Total Minutes Of Use Per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.

[7]	Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service. Licensed POPs have been restated in periods 4Q04 through 2Q05 due to reconciliation of respective licenses. Licensed POPs are based on estimated 2005 total US POPs of 297 million.

[8]	Penetration calculation for 3Q05 is based on licensed “operational” POP’s of 286 million.

[9]	Capital expenditures reflect GAAP disclosure and accordingly do not include cash/capital contributed to our previous joint ventures with T-Mobile and AT&T Wireless (pre-merger).

Cingular Wireless LLC Income Statement, Normalized — amounts in millions (unaudited)

The normalized financial data presented below exclude the impact of integration costs that are cash outlays, or specified non-cash charges, directly related to the acquisition of AT&T Wireless. These costs would not have been incurred if not for the acquisition, as they support the utilization and/or disposal of the acquired assets. Integration costs are separately identifiable from business as usual outlays. In connection with certain rationalization plans approved by management, costs were recognized in the income statement during the second and third quarters of 2005. Purchase accounting impacts of the AT&T Wireless acquisition are not included in integration costs.
Examples of merger integration costs impacting expenses include (but are not limited to) the following:
*	Network rationalization (write-offs and accelerated depreciation related to certain “overlap” network assets)

*	Sales distribution optimization (lease terminations, leasehold improvement write-offs/accelerated depreciation)

*	Workforce rationalization (severance, relocation, retention)

*	IT System/Application rationalization (system/platform consolidation, contract termination fees, third party support)

*	Real Estate space rationalization (lease terminations, leasehold improvements write-offs and accelerated depreciation, contract termination fees)

	Normalized
	12/31/2004	3/31/2005	6/30/2005	9/30/2005

Operating revenues:	(Revised)
Service revenues	$6,313	$7,419	$7,719	$7,721
Equipment sales	806	810	890	1,025

Total operating revenues	7,119	8,229	8,609	8,746
Operating expenses:
Cost of services	1,685	2,141	2,274	2,285
Cost of equipment sales	1,244	1,295	1,230	1,203
Selling, general and administrative	2,712	2,899	2,877	2,815
Depreciation and amortization	1,386	1,675	1,520	1,449

Total operating expenses	7,027	8,010	7,901	7,752

Operating income	92	219	708	994
Interest expense	303	338	326	304
Minority interest expense	(2)	16	41	38
Equity in net income (loss) of affiliates	(114)	2	1	1
Other income (expense), net	11	20	33	10

Income (loss) before income tax and cum. effect of acctng. chg.	(312)	(113)	375	663

Provision for income taxes	(27)	39	58	159

Income (loss) before cumulative effect of accounting change	(285)	(152)	317	504

Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Normalized
	12/31/2004	3/31/2005	6/30/2005	9/30/2005

	(Revised)
OIBDA [1] (in millions)	$1,478	$1,894	$2,228	$2,443
OIBDA margin [2]	23.4%	25.5%	28.9%	31.6%
Total Cellular/PCS Customers [3] (000’s)	49,132	50,350	51,442	52,292
Net Customer Additions — Cellular/PCS (000’s)	1,699	1,367	952	867
M&A Activity, Partitioned Customers and/or Other Adjs. (000’s)	21,761	(149)	140	(17)
Churn — Cellular/PCS [4]	2.6%	2.2%	2.2%	2.3%
ARPU — Cellular/PCS [5]	$49.51	$49.60	$50.51	$49.65

Reconciliations of Non-GAAP Financial Measures to GAAP Financial Measures — amounts in millions (unaudited)

	Normalized
	12/31/2004	3/31/2005	6/30/2005	9/30/2005

	(Revised)
Income (loss) before cumulative effect of accounting change	(285)	(152)	317	504
Plus: Interest expense	303	338	326	304
Plus: Minority interest expense	(2)	16	41	38
Plus: Equity in net (income) loss of affiliates	114	(2)	(1)	(1)
Plus: Other, net	(11)	(20)	(33)	(10)
Plus: Provision for income taxes	(27)	39	58	159

Operating income	92	219	708	994
Plus: Depreciation and amortization	1,386	1,675	1,520	1,449

OIBDA [1]	1,478	1,894	2,228	2,443

Service revenues	6,313	7,419	7,719	7,721
Less: Mobitex data revenues	36	18	20	18

Service revenues used to calculate ARPU	$6,277	$7,401	$7,699	$7,703

Notes:

[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS customer churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

Cingular Wireless LLC Income Statement, Prior Quarter Normalized Reconciliations — amounts in millions (unaudited)

	Three months ended 09/30/04			Three months ended 12/31/04			Three months ended 3/31/05			Three months ended 6/30/05
		Integration			Integration			Integration			Integration
	GAAP	Costs	Normalized	GAAP	Costs	Normalized	GAAP	Costs	Normalized	GAAP	Costs	Normalized
Operating revenues:	(Revised)			(Revised)			(Revised)			(Revised)
Service revenues	$3,873	$0	$3,873	$6,313	$0	$6,313	$7,419	$0	$7,419	$7,719	$0	$7,719
Equipment sales	419	—	419	806	—	806	810	—	810	890	—	890

Total operating revenues	4,292	—	4,292	7,119	—	7,119	8,229	—	8,229	8,609	—	8,609

Operating expenses:
Cost of services	1,107	(1)	1,106	1,692	(7)	1,685	2,144	(3)	2,141	2,293	(19)	2,274
Cost of equipment sales	585	—	585	1,247	(3)	1,244	1,295	—	1,295	1,230	—	1,230
Selling, general and administrative	1,567	(42)	1,525	2,947	(235)	2,712	3,001	(102)	2,899	2,953	(76)	2,877
Depreciation and amortization	573	—	573	1,386	—	1,386	1,675	—	1,675	1,629	(109)	1,520

Total operating expenses	3,832	(43)	3,789	7,272	(245)	7,027	8,115	(105)	8,010	8,105	(204)	7,901

Operating income	460	43	503	(153)	245	92	114	105	219	504	204	708

Interest expense	200	—	200	303	—	303	338	—	338	326	—	326
Minority interest expense	20	—	20	(2)	—	(2)	16	—	16	41	—	41
Equity in net income (loss) of affiliates	(98)	—	(98)	(114)	—	(114)	2	—	2	1	—	1
Other income (expense), net	—	—	—	11	—	11	20	—	20	33	—	33

Income (loss) before income tax and cum. effect of acctng. chg.	142	43	185	(557)	245	(312)	(218)	105	(113)	171	204	375

Provision for income taxes	—	—	—	(62)	35	(27)	22	17	39	24	34	58

Income (loss) before cumulative effect of accounting change	142	43	185	(495)	210	(285)	(240)	88	(152)	147	170	317

	Nine months ended 09/30/04			Twelve months ended 12/31/04			Three months ended 3/31/05			Six months ended 6/30/05
		Integration			Integration			Integration			Integration
	GAAP	Costs *	Normalized	GAAP	Costs	Normalized	GAAP	Costs	Normalized	GAAP	Costs	Normalized
Operating revenues:	(Revised)			(Revised)			(Revised)			(Revised)
Service revenues	$7,416	$0	$7,416	$13,729	$0	$13,729	$7,419	$0	$7,419	$15,138	$0	$15,138
Equipment sales	738	—	738	1,544	—	1,544	810	—	810	1,700	—	1,700

Total operating revenues	8,154	—	8,154	15,273	—	15,273	8,229	—	8,229	16,838	—	16,838

Operating expenses:
Cost of services	1,938	(1)	1,937	3,630	(8)	3,622	2,144	(3)	2,141	4,437	(22)	4,415
Cost of equipment sales	1,042	—	1,042	2,289	(3)	2,286	1,295	—	1,295	2,525	—	2,525
Selling, general and administrative	2,835	(42)	2,793	5,782	(277)	5,505	3,001	(102)	2,899	5,954	(178)	5,776
Depreciation and amortization	1,118	—	1,118	2,504	—	2,504	1,675	—	1,675	3,304	(109)	3,195

Total operating expenses	6,933	(43)	6,890	14,205	(288)	13,917	8,115	(105)	8,010	16,220	(309)	15,911

Operating income	1,221	43	1,264	1,068	288	1,356	114	105	219	618	309	927

Interest expense	397	—	397	700	—	700	338	—	338	664	—	664
Minority interest expense	68	—	68	66	—	66	16	—	16	57	—	57
Equity in net income (loss) of affiliates	(203)	—	(203)	(317)	—	(317)	2	—	2	3	—	3
Other income (expense), net	5	—	5	16	—	16	20	—	20	53	—	53

Income (loss) before income tax and cum. effect of acctng. chg.	558	43	601	1	288	289	(218)	105	(113)	(47)	309	262

Provision for income taxes	4	—	4	(58)	35	(23)	22	17	39	46	51	97

Income (loss) before cumulative effect of accounting change	554	43	597	59	253	312	(240)	88	(152)	(93)	258	165

*	No integration costs were incurred prior to the third quarter of 2004.

Cingular Wireless LLC Balance Sheet — amounts in millions (unaudited)

	9/30/2005	12/31/2004	Incr(Decr)	% + / -

		(audited)
Assets
Current assets:
Cash and cash equivalents	288	352	(64)	(18.2%)
Accounts receivable — net of allowance for doubtful accounts	3,486	3,448	38	1.1%
Inventories	537	690	(153)	(22.2%)
Prepaid expenses and other current assets	717	1,080	(363)	(33.6%)

Total current assets	5,028	5,570	(542)	(9.7%)
Property, plant and equipment — net	20,226	21,958	(1,732)	(7.9%)
Intangible assets — net	51,754	51,338	416	0.8%
Other assets	931	3,372	(2,441)	(72.4%)

Total assets	77,939	82,238	(4,299)	(5.2%)

Liabilities and members’ capital

Current liabilities:
Debt maturing within one year	1,034	2,158	(1,124)	(52.1%)
Accounts payable and accrued liabilities	7,139	5,825	1,314	22.6%

Total current liabilities	8,173	7,983	190	2.4%
Long-term debt to affiliates	6,953	9,628	(2,675)	(27.8%)
Long-term debt to external parties	13,151	14,229	(1,078)	(7.6%)

Total long-term debt	20,104	23,857	(3,753)	(15.7%)
Other noncurrent liabilities	4,350	5,253	(903)	(17.2%)
Minority interests in consolidated entities	534	609	(75)	(12.3%)
Members’ capital	44,778	44,536	242	0.5%

Total liabilities and members’ capital	77,939	82,238	(4,299)	(5.2%)